Exhibit (21)
S&P Global Inc.
Subsidiaries of Registrant
Listed below are all the subsidiaries of S&P Global Inc. ("SPGI"), except certain inactive subsidiaries and certain other SPGI subsidiaries which are not included in the listing because considered in the aggregate they do not constitute a significant subsidiary as of the date this list was compiled.

Subsidiaries	State or Jurisdiction of Incorporation	Percentage of Voting Securities Owned
451 Research (UK) Limited	United Kingdom	100.00
451 Research, LLC	Delaware, United States	100.00
Asia Index Private Limited	India	36.50
Bentek Energy LLC	Colorado, United States	100.00
BRC Investor Services S.A. Sociedad Calificadora de Valores	Colombia	100.00
Coalition Development Limited	United Kingdom	67.40
Coalition Development Singapore Pte. Ltd.	Singapore	67.40
Commodity Flow Limited	United Kingdom	100.00
Crisil Irevna Argentina S.A.	Argentina	67.40
CRISIL Irevna Information Technology (Hangzhou) Company Ltd.	China	67.40
CRISIL Irevna Sp z o.o.	Poland	67.40
CRISIL Irevna UK Limited	United Kingdom	67.40
CRISIL Irevna US LLC	Delaware, United States	67.40
CRISIL Limited	India	67.40
CRISIL Risk and Infrastructure Solutions, Ltd.	India	67.40
Demeter Reports Limited	United Kingdom	100.00
DJI OpCo, LLC	Delaware, United States	73.00
Grupo SPGI Mexico, S. de R.L. de C.V.	Mexico	100.00
Grupo Standard & Poor's S. de R.L. de C.V.	Mexico	100.00
Kensho Technologies, LLC	Delaware, United States	100.00
Panjiva, Inc.	Delaware, United States	100.00
Petroleum Industry Research Associates, Inc.	New York, United States	100.00
Platts (U.K.) Limited	United Kingdom	100.00
Platts Benchmarks B.V.	Netherlands	100.00
Platts Benchmarks UK Limited	United Kingdom	100.00
Platts Information Consulting (Shanghai) Co., Ltd	China	100.00
Pragmatix Services Private Limited	India	67.40
S&P Argentina LLC	Delaware, United States	100.00
S&P Capital IQ (India) Private Limited	India	100.00
S&P DJI Beijing Holdings LLC	Delaware, United States	73.00
S&P DJI Netherlands B.V.	Netherlands	73.00
S&P Dow Jones Indices LLC	Delaware, United States	73.00
S&P Global Asia Pacific LLC	Delaware, United States	100.00
S&P Global Asian Holdings Pte. Limited	Singapore	100.00
S&P Global Australia Pty Ltd	Australia	100.00
S&P Global Belgium SPRL	Belgium	100.00
S&P Global Canada Corp.	Canada	100.00
S&P Global Commodities UK Limited	United Kingdom	100.00

S&P Global European Holdings Luxembourg S.a.r.l.	Luxembourg	100.00
S&P Global Finance Europe Limited	United Kingdom	100.00
S&P Global Finance Luxembourg S.a.r.l	Luxembourg	100.00
S&P Global France SAS	France	100.00
S&P Global Germany GmbH	Germany	100.00
S&P Global Holdings LLC	Delaware, United States	100.00
S&P Global Holdings Luxembourg S.a.r.l.	Luxembourg	100.00
S&P Global Holdings UK Limited	United Kingdom	100.00
S&P Global Index Information Services (Beijing) Co., Ltd	China	73.00
S&P Global Indices UK Limited	United Kingdom	73.00
S&P Global Informacoes do Brasil Ltda.	Brazil	100.00
S&P Global International LLC	Delaware, United States	100.00
S&P Global Italy S.r.l	Italy	100.00
S&P Global Korea Inc.	Korea, Republic of	100.00
S&P Global Limited	United Kingdom	100.00
S&P Global Market Intelligence (DIFC) Limited	United Arab Emirates	100.00
S&P Global Market Intelligence Argentina SRL	Argentina	100.00
S&P Global Market Intelligence Inc.	Delaware, United States	100.00
S&P Global Market Intelligence LLC	Delaware, United States	100.00
S&P Global MI Information Services (Beijing) Co., Ltd.	China	100.00
S&P Global Netherlands B.V.	Netherlands	100.00
S&P Global Pakistan (Private) Limited	Pakistan	100.00
S&P Global Philippines Inc.	Philippines	100.00
S&P Global Ratings Argentina S.r.l., Agente de Calificacion de Riesgo	Argentina	100.00
S&P Global Ratings Australia Pty Ltd	Australia	100.00
S&P Global Ratings Europe Limited	Ireland	100.00
S&P Global Ratings Hong Kong Limited	Hong Kong	100.00
S&P Global Ratings Japan Inc.	Japan	100.00
S&P Global Ratings Maalot Ltd.	Israel	100.00
S&P Global Ratings Management Service (Shanghai) Co., Ltd.	China	100.00
S&P Global Ratings S.A. de C.V.	Mexico	100.00
S&P Global Ratings Singapore Pte. Ltd.	Singapore	100.00
S&P Global SF Japan Inc.	Japan	100.00
S&P Global Sweden AB	Sweden	100.00
S&P Global Switzerland SA	Switzerland	100.00
S&P Global Technology Resources (India) LLP	India	100.00
S&P Global UK Limited	United Kingdom	100.00
S&P Global Ventures Inc.	Delaware, United States	100.00
S&P India LLC	Delaware, United States	100.00
S&P OpCo, LLC	Delaware, United States	73.00
S&P Ratings (China) Co. Ltd.	China	100.00
S&P Trucost Limited	United Kingdom	100.00
Shanghai Panjiva Business Consulting Co. Ltd.	China	100.00
SNL Financial Australia Pty Ltd	Australia	100.00
SNL Financial Limited	United Kingdom	100.00
SNL Financial ULC	Canada	100.00

SP Global Financial Iberia, S.L., Unipersonal	Spain	100.00
SPDJ Singapore Pte. Ltd	Singapore	73.00
SPDJI Holdings, LLC	Delaware, United States	100.00
Standard & Poor's Enterprises, LLC	Delaware, United States	100.00
Standard & Poor's Financial Services LLC	Delaware, United States	100.00
Standard & Poor's International Enterprises, LLC	Delaware, United States	100.00
Standard & Poor's International Services LLC	Delaware, United States	100.00
Standard & Poor's International, LLC	Delaware, United States	100.00
Standard & Poor's Ratings do Brasil Ltda	Brazil	100.00
Standard & Poor's South Asia Services Private Limited	India	100.00
Standard & Poor's, LLC	Delaware, United States	100.00
Taiwan Ratings Corporation	Taiwan	51.00
Visallo, LLC	Delaware, United States	100.00